EXHIBIT [A]
                            JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto, and any filing on Schedule 13D relating to the same investment) with respect to the shares of common stock, par value $0.01 per share, of PHP Healthcare Corporation, and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.



Dated:  June 10, 1998.              OZ MANAGEMENT, L.L.C.


                                    By:  /s/ Daniel S. Och
                                    --------------------------------
                                    Name:   Daniel S. Och
                                    Title:  Managing Member





Dated:  June 10, 1998.              ZIFF ASSET MANAGEMENT, L.P.
                                    By:  PBK Holdings, Inc.
                                    as General Partner



                                    By:  /s/ Philip B. Korsant
                                    -----------------------------------
                                    Name:    Philip B. Korsant
                                    Title:   President